                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                   PINNACLE BANC GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                         PINNACLE BANC GROUP, INC. LOGO

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 21, 1998

To the Shareholders of PINNACLE BANC GROUP, INC.

    Notice is hereby given that the Annual Meeting of Shareholders of Pinnacle Banc Group, Inc. will be held in the lower level Conference Center of the Drake Oakbrook Plaza Office Building, 2215 York Road, Oak Brook, Illinois 60523 on Tuesday, April 21, 1998 at 3:00 p.m. local time, for the following purposes:

       1. To elect Directors to hold office until the next annual meeting or until a successor has been elected.

       2. To transact such other business as may properly be brought before the meeting.

    A 1997 Annual Report to Shareholders containing audited financial statements is included with this notification.

    YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. ALTHOUGH YOU MAY PLAN TO ATTEND THE MEETING, IT IS IMPORTANT THAT YOU EXECUTE, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE PRE-ADDRESSED, POST-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE MEETING; OR IF YOU DO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AT THAT TIME, IF YOU WISH.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                                  [/S/ RICHARD W. BURKE]

                                                     RICHARD W. BURKE
                                                        SECRETARY

March 18, 1998

                           PINNACLE BANC GROUP, INC.
                           2215 YORK ROAD, SUITE 306
                           OAK BROOK, ILLINOIS 60523

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 21, 1998

    This Proxy Statement is furnished by the Board of Directors of Pinnacle Banc Group, Inc. ("Pinnacle"), in connection with Pinnacle's solicitation of proxies for use at the Annual Meeting of Shareholders to be held in the Lower Level Conference Center of the Drake Oakbrook Plaza Office Building, 2215 York Road, Oak Brook, Illinois 60523 on Tuesday, April 21, 1998 at 3:00 p.m. local time and at any adjournment thereof. The meeting is for the purposes set forth in the attached notice to shareholders.

    This Proxy Statement is being mailed to all holders of the common stock of Pinnacle as of March 18, 1998 (the "Record Date") and all shares of common stock represented by properly executed proxies received prior to the Annual Meeting will be voted in accordance with the instructions therein at the Annual Meeting or at any adjournment thereof. As of the Record Date there were 7,507,523 issued and outstanding shares of Common Stock, $3.12 par value, held by approximately 2,600 holders of record eligible to vote. Each shareholder will be entitled to one vote per share on each proposal presented to the shareholders at the Annual Meeting.

    Proxies will be solicited primarily by mail but, in addition, certain officers and employees of Pinnacle and its subsidiaries may solicit proxies by telephone and personally. Pinnacle will request banks, brokerage houses, and other custodians, nominees or fiduciaries holding shares in their names or in those of their nominees, to obtain Proxies from and send Proxy material to their principals. The expense of the solicitation of the Proxies will be paid by Pinnacle.

    ANY PROXY GIVEN PURSUANT TO THIS SOLICITATION MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTING OF THE PROXY BY GIVING WRITTEN NOTICE TO THE SECRETARY OF PINNACLE, BY A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE ANNUAL MEETING AND VOTING THE SHARES REPRESENTED BY THE PROXY IN PERSON.

    The proxy provides instructions for voting for all Director nominees or for withholding authority to vote for one or more Director nominees. Shareholders have cumulative voting rights in the election of Directors. Accordingly, each shareholder is entitled to as many votes as shall equal the number of his shares of Common Stock multiplied by the number of Directors to be elected. It is expected that these cumulative votes will be divided equally among all Director nominees for whom authority to vote has not been withheld, unless the shareholder chooses to allocate his votes otherwise and so indicates on the proxy. If no preference is stated, the persons named in proxies hereby solicited reserve the right, exercisable in their sole discretion, to vote proxies cumulatively so as to elect all or as many as possible of such Director nominees depending upon circumstances at the meeting.

    THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST IS REQUIRED TO ELECT EACH INDIVIDUAL NOMINATED TO SERVE AS A DIRECTOR. UNLESS OTHERWISE DIRECTED, ALL PROXIES WILL BE VOTED FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

                             ELECTION OF DIRECTORS

    Each of the sixteen (16) individuals listed below is being nominated to hold office as a Director of Pinnacle and to serve as a Director of Pinnacle until the next annual meeting or until his successor has been elected. Each of the nominees is currently a Director of Pinnacle. The enclosed proxy provides instructions for voting for all nominees or for withholding authority to vote for one or more of the nominees.

    Certain Directors have had relationships and related transactions with Pinnacle during the previous fiscal year. See "CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS AND OTHER INFORMATION REGARDING MANAGEMENT".

    The following listing of each nominee contains information including the Director's age, original date elected as a director of Pinnacle, and current positions with Pinnacle or its two subsidiary banks, Pinnacle Bank ("PB") and Pinnacle Bank of the Quad-Cities ("PBQC"). Information is also included regarding principal occupation for the last five years. None of the nominees currently serves as a Director of any other company with a class of publicly traded equity securities.

    An asterisk (*) denotes that the individual is an executive officer of Pinnacle.

    RICHARD W. BURKE*, 64, 1979; is Secretary of Pinnacle. He is Chairman and a Director of the law firm of Burke, Warren, MacKay & Serritella, P.C., Chicago, Illinois.

    MARK P. BURNS, 62, 1983; is a Director and is Vice Chairman of PB. He previously was the President of Pinnacle through year-end 1995.

    WILLIAM J. FINN, JR., 69, 1983; is President of Finn Insurance Agency, Inc., North Riverside, Illinois, insurance brokers. He is a Director of PB.

    SAMUEL M. GILMAN, 77, 1990; is a Partner in the law firm of Coyle, Gilman & Stengel, Rock Island, Illinois. He is a Director of PBQC.

    ALBERT GIUSFREDI, 69, 1988; is President of Headly Manufacturing Co., Cicero, Illinois, a custom metal stamping job shop.

    JOHN J. GLEASON*, 66, 1979; is Chairman of the Board and a Director of PB. He also is President of Gleason & Associates, Inc., Oak Brook, Illinois, a bank consulting firm. He previously was the Chief Executive Officer of Pinnacle through year-end 1995.

    JOHN J. GLEASON, JR.*, 42, 1983; is Vice Chairman and Chief Executive Officer of Pinnacle. He is Chairman of the Board of PB.

    WILLIAM P. GLEASON*, 36, 1995; is President of Pinnacle. He is a Director and President of PB and a Director and Vice Chairman of PBQC. He previously was Executive Vice President and Treasurer of Pinnacle through year-end 1995.

    JAMES L. GREENE, 63, 1983; is a Director of PB. He is President of Jim Greene Associates, Inc., Decatur, Georgia. He was a Director of BMR Financial Group, Inc., Atlanta, Georgia, a bank holding company, until its sale in 1993. He previously was the Chairman and Chief Executive Officer of BMR Financial Group, Inc.

    DONALD G. KING, 72, 1983; is a Director of PB. He formerly was Chairman of the Board of First National Bank in Harvey which was merged into PB in 1993.

    JAMES A. MADDOCK, 63, 1988; is President of Maddock Industries, Inc., Chicago, Illinois, a mechanical engineering firm.

    JAMES J. MCDONOUGH, 64, 1988; is President of McDonough Associates, Inc., Chicago, Illinois, engineers/architects.

    WILLIAM C. NICKELS, 77, 1988; is Chairman of Replogle Globes, Inc., Broadview, Illinois, a manufacturer of geographical globes.

    JOHN E. O'NEILL, 63, 1995; is President of F. C. Pilgrim & Company, Oak Park, Illinois, a real estate and insurance brokerage firm.

    JAMES R. PHILLIP, JR., 45, 1988; is President of Phillip's Flowers and Gifts, Westmont, Illinois, florists.

    KENNETH C. WHITENER, JR.*, 47, 1983; is Executive Vice President and Chief Investment Officer of Pinnacle and of each of the two subsidiary banks. He is a Director of PB.

    John J. Gleason is the father of John J. Gleason, Jr. and William P. Gleason. John E. O'Neill is the father-in-law of John J. Gleason, Jr.

    Pinnacle's Board of Directors meets on a quarterly basis, and five meetings were held during the last fiscal year. All of the Directors of Pinnacle, with the exception of Mr. McDonough, attended at least three-fourths of the meetings of the Board and Committees of which they were members during the past year.

    The Board has audit and compensation committees. The Board does not have a nominating committee. Committee members are designated at the annual Organizational Meeting of Pinnacle. The individuals listed below have served as members of these committees since the last Annual Meeting. The Audit Committee, which met four times in 1997, consists of Messrs. Burke, Finn, Jr., Gilman, Giusfredi, King, Maddock, McDonough, Nickels, O'Neill, and Phillip, Jr. Mr. Finn, Jr. serves as Chairman. The committee meets on a quarterly basis with Pinnacle's internal auditor and reviews the scope and results of audits and meets on an annual basis with representatives of Pinnacle's independent public accountants. The Compensation Committee, which met one time in 1997, consists of Messrs. Burke, Finn, Jr., Gilman, Giusfredi, Greene, King, Maddock, McDonough, Nickels, O'Neill and Phillip, Jr. Mr. Burke serves as Chairman. The committee meets on an annual, and as needed basis, to select and set salaries, bonuses and other compensation for Pinnacle officers and principal officers of subsidiary banks.

EXECUTIVE OFFICERS (WHO ARE NOT DIRECTORS):

    The following individuals are Executive Officers of Pinnacle, but are not currently Directors of Pinnacle, nor are being proposed for election as a Director.

    GLENN M. MAZADE*, 41; is Executive Vice President and Chief Credit Officer of Pinnacle and PB. He is a Director of PB.

    SARA J. MIKUTA*, 41; is Chief Financial Officer and Treasurer of Pinnacle and PB. Prior to 1994, Ms. Mikuta was the Senior Vice President and Controller at the Oak Brook Bank, Oak Brook, Illinois.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following persons beneficially own as of March 18, 1998, directly or indirectly, more than 5% of the outstanding common stock, $3.12 par value, of Pinnacle.

                                                                            AMOUNT AND NATURE
NAME AND ADDRESS                                                              OF BENEFICIAL       PERCENT
OF BENEFICIAL OWNER                                                             OWNERSHIP         OF CLASS
--------------------------------------------------------------------------  ------------------  ------------
John J. Gleason...........................................................      1,275,978(1)          16.8%
2215 York Road, Suite 306
Oak Brook, Illinois 60523

Kenneth C. Whitener, Jr...................................................        456,048              6.0
2215 York Road, Suite 306
Oak Brook, Illinois 60523

---------

(1) Includes 592,470 shares owned by Gleason & Associates, Inc., of which Mr. J. Gleason is President and controlling stockholder. Also includes 281,895 shares held by his wife and a child who reside with Mr. J. Gleason, to which shares Mr. J. Gleason disclaims beneficial ownership.

SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth with respect to each Director, and executive officer (denoted by an asterisk) of Pinnacle, the amount of common shares beneficially owned and the percentage of such class of shares as of March 18, 1998:

                                                                            AMOUNT AND NATURE
NAME OF                                                                       OF BENEFICIAL       PERCENT
BENEFICIAL OWNER                                                                OWNERSHIP         OF CLASS
--------------------------------------------------------------------------  ------------------  ------------
DIRECTORS:

Richard W. Burke*.........................................................         71,486(1)           0.9%
Mark P. Burns.............................................................         45,018(2)           0.6
William J. Finn, Jr.......................................................        134,511(3)           1.8
Samuel M. Gilman..........................................................         43,098              0.6
Albert Giusfredi..........................................................        105,679              1.4
John J. Gleason*..........................................................      1,275,978(4)          16.8
John J. Gleason, Jr.*.....................................................        201,364(5)           2.7
William P. Gleason*.......................................................        117,457(6)           1.6
James L. Greene...........................................................        250,176(7)           3.3
Donald G. King............................................................        215,680              2.8
James A. Maddock..........................................................        101,950(8)           1.3
James J. McDonough........................................................         79,825              1.1
William C. Nickels........................................................         94,785(9)           1.3
John E. O'Neill...........................................................         30,645              0.4
James R. Phillip, Jr......................................................         82,209(10)          1.1
Kenneth C. Whitener, Jr.*.................................................        456,048              6.0

EXECUTIVE OFFICERS
  (WHO ARE NOT DIRECTORS):
Glenn M. Mazade*..........................................................         11,449(11)          0.2
Sara J. Mikuta*...........................................................          3,810(12)          0.1

All Directors and executive officers as a group (18 in total).............      3,321,168             43.8%

---------

(1) Includes 38,325 shares owned by Mr. Burke's wife, to which shares Mr. Burke disclaims beneficial ownership.

(2) Includes 9,750 shares held by Pinnacle Bank as Custodian.

(3) Includes 16,800 shares held by Mr. Finn, Jr.'s wife, to which shares Mr. Finn, Jr. disclaims beneficial ownership.

(4) Includes 592,470 shares owned by Gleason & Associates, Inc., of which Mr. J. Gleason is President and controlling stockholder. Also includes 281,895 shares held by his wife and child who reside with Mr. J. Gleason, to which shares Mr. J. Gleason disclaims beneficial ownership.

(5) Includes 37,500 shares which Mr. J. Gleason, Jr. has the right to acquire upon exercise of stock options, and 23,760 shares held by his wife and children, to which shares Mr. J. Gleason, Jr. disclaims beneficial ownership.

(6) Includes 30,000 shares which Mr. W. Gleason has the right to acquire upon exercise of stock options, and 37,914 shares held by his wife and children, to which shares Mr. W. Gleason disclaims beneficial ownership.

(7) Includes 18,664 shares held by Mr. Greene's wife and 8,880 shares held by Mr. Greene's wife as custodian, to which shares Mr. Greene disclaims beneficial ownership. Also includes 103,471 shares owned by Jim Greene Associates, Inc. Mr. Greene is President and controlling stockholder of Jim Greene Associates, Inc.

(8) Includes 77,403 shares owned by Maddock Industries, Inc. including its profit sharing plan. Mr. Maddock is President and controlling stockholder of Maddock Industries, Inc. Also includes 1,042 shares held by Mr. Maddock's wife as custodian, to which shares Mr. Maddock disclaims beneficial ownership.

(9) All shares are owned by a company of which Mr. Nickels is a controlling shareholder.

(10) Includes 30,798 shares held by a company of which Mr. Phillip, Jr. is a controlling shareholder and 5,931 shares held by his wife and children, to which shares Mr. Phillip, Jr. disclaims beneficial ownership.

(11) Includes 7,500 shares which Mr. Mazade has the right to acquire upon exercise of stock options.

(12) Includes 3,750 shares which Ms. Mikuta has the right to acquire upon exercise of stock options.

                             EXECUTIVE COMPENSATION

    The Summary Compensation Table presented below provides for each of the last three fiscal years the compensation for each executive officer of Pinnacle whose total salary and bonus exceeded $100,000 in 1997.

                                                                                      LONG TERM COMPENSATION
                                                                                 --------------------------------
                                                     ANNUAL COMPENSATION                 AWARDS
                                               -------------------------------   ----------------------   PAYOUTS
                                                                     OTHER       RESTRICTED   NUMBER OF   -------
NAME AND                                                             ANNUAL        STOCK      OPTIONS/     LTIP        ALL OTHER
PRINCIPAL POSITION                       YEAR   SALARY    BONUS   COMPENSATION     AWARDS       SARS      PAYOUTS   COMPENSATION(1)
---------------------------------------  ----  --------  -------  ------------   ----------   ---------   -------   ---------------

John J. Gleason .......................  1997  $200,000  $75,000     -0-           -0-            -0-      -0-        $ 8,000
 Chairman of the Board                   1996   200,000   25,000     -0-           -0-            -0-      -0-          7,500
                                         1995   200,000   50,000     -0-           -0-            -0-      -0-          7,500

John J. Gleason, Jr.  .................  1997  $250,000  $75,000     -0-           -0-         37,500      -0-        $ 8,000
 Director, Vice Chairman and             1996   235,000   50,000     -0-           -0-            -0-      -0-          7,500
 Chief Executive Officer                 1995   220,000   45,000     -0-           -0-            -0-      -0-          7,500

William P. Gleason ....................  1997  $150,000  $60,000     -0-           -0-         30,000      -0-        $ 7,500
 Director and President                  1996   120,000   35,000     -0-           -0-            -0-      -0-          6,450
                                         1995    97,000   25,000     -0-           -0-            -0-      -0-          4,850

Kenneth C. Whitener, Jr. ..............  1997  $140,000  $40,000     -0-           -0-            -0-      -0-        $ 8,399
 Director, Executive Vice                1996   140,000   15,000     -0-           -0-            -0-      -0-          8,400
 President and Chief                     1995   140,000   25,000     -0-           -0-            -0-      -0-          8,400
 Investment Officer

Glenn M. Mazade .......................  1997  $117,000  $17,000     -0-           -0-          7,500      -0-        $ 6,600
 Executive Vice President and            1996    97,000   12,000     -0-           -0-            -0-      -0-          5,375
 Chief Credit Officer                    1995    84,400   10,000     -0-           -0-            -0-      -0-          4,370

(Note: SAR's are Stock Appreciation Rights; LTIP is a Long-Term Incentive Plan.)

------------

(1) Represents an amount contributed to the individual's account in the Pinnacle Profit Sharing Plan. The Profit Sharing Plan is a trusteed, tax-qualified plan which covers substantially all employees of Pinnacle and its subsidiary banks who have completed age and service requirements. Annual profit sharing contributions are made to the Plan by Pinnacle or the subsidiary banks in accordance with resolutions adopted annually by the Boards of Directors of Pinnacle and each of the subsidiary banks. A 401(k) savings plan is offered as part of the profit sharing program. A matching contribution equal to a percentage, as determined by the Board of Directors on an annual basis, of the amount of the employee's contribution is made by Pinnacle or its subsidiary banks to the 401(k) savings plan.

INCENTIVE STOCK OPTION PLAN

    Pinnacle has an incentive stock option plan under which officers and employees of Pinnacle and the subsidiary banks may be granted stock options by a committee of Pinnacle's Board of Directors. The incentive stock option plan is designed so that options granted thereunder may be treated as "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended.

    The current plan, the 1990 Incentive Stock Option Plan ("1990 Plan"), was adopted in April, 1990. Under the provisions of the 1990 Plan, incentive stock options must be granted at not less than the fair market value of Pinnacle's common stock on the date of the grant. No options granted under the 1990 Plan may be exercised after the expiration of ten years from the date of the grant. Options are non-transferable except in the case of death and may be exercised only while the optionee is employed by Pinnacle or a subsidiary bank or within 30 days after termination of employment, with certain exceptions in the event of death or disability. No options may be granted to any employee who owns more than 10% of the total combined voting power of all classes of Pinnacle's stock unless the grant is for a period of no more than five years and the purchase price of the shares covered by the option is not less than 110% of its fair market value on the date the option is granted. A total of 369,999 shares have been authorized for issuance under the plan. At December 31, 1997, total shares subject to option under the 1990 Plan were 82,500.

    The following table provides information regarding individual grants of stock options during 1997 to each of the executive officers named in the Summary Compensation Table.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                        INDIVIDUAL GRANTS                       POTENTIAL REALIZABLE
                                    ---------------------------------------------------------     VALUE AT ASSUMED
                                                      % OF TOTAL                               ANNUAL RATES OF STOCK
                                                     OPTIONS/SARS                              PRICE APPRECIATION FOR
                                                      GRANTED TO                                    OPTION TERM
                                     OPTIONS/SARS    EMPLOYEES IN    EXERCISE OR  EXPIRATION   ----------------------
NAME                                   GRANTED           1997        BASE PRICE      DATE          5%         10%
----------------------------------  --------------  ---------------  -----------  -----------  ----------  ----------
John J. Gleason...................         -0-               -0-%     $     -0-       --       $      -0-  $      -0-
John J. Gleason, Jr. .............      37,500(1)             50          20.53     01/21/02      123,426     357,390
William P. Gleason................      30,000(2)             40          20.53     01/21/02       98,740     285,912
Kenneth C. Whitener, Jr. .........         -0-               -0-            -0-       --              -0-         -0-
Glenn M. Mazade...................       7,500(3)             10          18.67     01/21/02       38,680      85,473

---------

(1) Mr. J. Gleason, Jr.'s option contains the following provision: 4,869 shares exercisable at any time from January 21, 1997 through the expiration date; 4,869 shares are exercisable at any time from January 21, 1998 through the expiration date; 4,869 shares are exercisable at any time from January 21, 1999 through the expiration date; 4,869 shares are exercisable at any time from January 21, 2000 through the expiration date; and 18,024 shares are exercisable from January 21, 2001 through the expiration date. All options are exercisable upon a change in control.

(2) Mr. W. Gleason's option contains the following provision: 4,869 shares exercisable at any time from January 21, 1997 through the expiration date; 4,869 shares are exercisable at any time from January 21, 1998 through the expiration date; 4,869 shares are exercisable at any time from January 21, 1999 through the expiration date; 4,869 shares are exercisable at any time from January 21, 2000 through the expiration date; and 10,524 shares are exercisable from January 21, 2001 through the expiration date. All options are exercisable upon a change in control.

(3) Mr. Mazade's option contains the following provision: 4,869 shares are exercisable at any time from January 21, 1997 through the expiration date; 2,631 shares are exercisable at any time from January 21, 1998 through the expiration date. All options are exercisable upon a change in control.

    The following table provides information concerning the exercise of stock options during 1997 and the financial value of outstanding and unexercised options at December 31, 1997 for each of the executive officers named in the Summary Compensation Table.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                                                      VALUE OF
                                                                                     NUMBER OF       UNEXERCISED
                                                                                    UNEXERCISED     IN-THE-MONEY
                                                                                    OPTIONS/SARS    OPTIONS/SARS
                                                                                     AT FY-END        AT FY-END
                                                           SHARES                 ----------------  -------------
                                                         ACQUIRED ON    VALUE       EXERCISABLE/    EXERCISABLE/
NAME                                                      EXERCISE     REALIZED   UNEXERCISABLE(3)  UNEXERCISABLE
-------------------------------------------------------  -----------  ----------  ----------------  -------------
John J. Gleason........................................      27,000   $  152,091          -0-       $      -0-

John J. Gleason, Jr. ..................................      18,000      129,294        4,869(1)        41,226(1)
                                                                                       32,631(2)       276,287(2)

William P. Gleason.....................................         -0-          -0-        4,869(1)        41,226(1)
                                                                                       25,131(2)       212,784(2)

Kenneth C. Whitener, Jr. ..............................       9,000       61,497          -0-              -0-

Glenn M. Mazade........................................         -0-          -0-        4,869(1)        50,311(1)
                                                                                        2,631(2)        27,186(2)

---------

(1) Exercisable.

(2) Unexercisable.

(3) All options are exercisable upon a change in control.

COMPENSATION OF DIRECTORS

    Directors of Pinnacle, having a primary occupation other than with Pinnacle or its subsidiary banks, receive an annual retainer of $2,500 and a fee of $500 per meeting attended. Directors attending separate committee meetings involving audit and compensation receive a fee of $100 per meeting attended.

EMPLOYMENT AGREEMENTS

    Pinnacle has entered into Employment Agreements ("Agreements") in regard to a change of control in Pinnacle or all of its subsidiaries with John J. Gleason, Jr., Vice Chairman and Chief Executive Officer; William P. Gleason, President; and Glenn M. Mazade, Executive Vice President and Chief Credit Officer. The Agreements became effective January 21, 1997 upon approval of the Board of Directors of Pinnacle and will continue until terminated upon thirty (30) days prior written notice by either Pinnacle or the executive. The Agreements provide for employment in the present position or other senior executive capacity as shall be mutually agreed upon by Pinnacle and the executive. The Agreements also provide for base salary and incentive compensation as shall be determined from time to time by the Board of Directors and for participation in all plans and other benefits generally accorded to employees of Pinnacle.

    If the executive's employment is terminated by the executive, by Pinnacle, or by Pinnacle's successor company within one year of a change in control, as defined, the executive will be entitled to immediate receipt from Pinnacle of a lump sum payment equal to one dollar less than the sum of three times the base compensation then payable to the executive plus three times the average incentive compensation paid to the executive during the three previous fiscal years of Pinnacle plus three times the value of the contributions that have been made or credited by Pinnacle for the benefit of the executive under all employee retirement plans maintained by Pinnacle for the completed fiscal year of Pinnacle immediately preceding the termination. In addition, Pinnacle will continue to provide coverage for the executive under the health program maintained by Pinnacle for a period of twelve months following termination of the executive's employment. If such a change in control and termination would have taken place on December 31, 1997, the amounts payable to John J. Gleason, Jr., William P. Gleason and Glenn M. Mazade would have been approximately $944,000, $592,000 and $410,000, respectively. In the event of a termination payment, the executive agrees that, except with the express prior written consent of Pinnacle, for a period of one year after the termination of the executive's employment with Pinnacle, he will not directly or indirectly compete with the business of Pinnacle within a ten mile radius of the main office of Pinnacle and any branch office of Pinnacle existing at the time of termination.

    A change of control is defined in the Agreement as (1) the consummation of the acquisition or acquisitions by any person or affiliated group, other than any individual holding 10% or greater of the outstanding voting securities of Pinnacle on January 21, 1997, so that the person or group holds beneficial ownership of fifty-one percent or more of the combined voting power of the then outstanding voting securities of Pinnacle; (2) approval of Pinnacle's stockholders of a merger, consolidation or other transaction involving Pinnacle in which the persons who are stockholders on the date the transaction is approved, do not, on the first day following such transaction own, directly or indirectly, more than 67% of the combined voting power of the then outstanding securities; (3) a complete liquidation or dissolution or an agreement for the sale or other disposition of all or substantially all of the assets of Pinnacle or its subsidiaries; or (4) a sale by Pinnacle of all of the stock of all banking subsidiaries of Pinnacle and their affiliates.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Compensation Committee of the Board of Directors of Pinnacle during the last fiscal year were Messrs. Burke, Finn, Jr., Gilman, Giusfredi, Greene, King, Maddock, McDonough, Nickels, O'Neill and Phillip, Jr. Mr. Burke is Chairman and a Director of a law firm which provides legal services to Pinnacle as disclosed in the section entitled "Certain Relationships, Related Transactions and Other Information Regarding Management".

REPORT ON EXECUTIVE COMPENSATION BY THE
  COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

    The Compensation Committee views the compensation package offered to executive officers as consisting of three primary components; base salary, incentive bonus, and longer term compensation. Each of these components is considered in achieving the committee's objectives of (1) providing a competitive compensation package in order to attract and retain a high quality management team; (2) rewarding individual performance and contributions to the overall performance of Pinnacle; and (3) structuring incentives in order to align management's goals with maximization of shareholder value.

    Base salaries are set consistent with salaries published for comparable positions in banking industry publications. Primary emphasis is placed on organizations of a similar size located in a metropolitan area. Comparison is also made with similarly sized publicly traded banking companies. Base salary changes are dictated by changes in responsibility such as a promotion and economic factors such as inflation.

    Incentive bonuses are determined strictly based on the performance of the individual executive officer and that individual's contribution to the overall profitability of Pinnacle during the fiscal year. The incentive bonus determination is zero based with previous payment history bearing no weight in the current year's determination.

    The determination of incentive bonus payments are subjective in nature and are not the product of calculations of pre-determined formulas.

    Longer term compensation consists of incentive stock options. These options are rewarded based on the individual's contribution to the overall financial performance of Pinnacle and the committee's assessment of potential for appreciation in common stock value in relation to the base salary of the executive. Incentive stock options are awarded in order to emphasize the importance of maximizing shareholder value and to encourage the ownership of Pinnacle's common stock by management.

    The Chief Executive Officer's ("CEO") compensation is determined by overall corporate performance. Corporate performance is measured primarily by the return on average equity and additionally by the return on average assets. The performance of Pinnacle's common stock price is also considered in the determination of the CEO's compensation. The Committee recognizes, however, that factors other than CEO performance may dictate changes in market price such as general market conditions and, in particular to Pinnacle, the thinly traded nature of Pinnacle's stock. The Committee also considers any specific corporate objectives for the CEO such as Pinnacle's stated objective that calls for the utilization of its equity base through acquisitions and repurchases of its common stock.

    The CEO received a base salary increase of 6.4% for the 1997 fiscal year. The increase was based on guidelines set for annual increases for all Pinnacle officers and employees and published statistics for total base salaries and percentage increases for CEO's of similarly sized financial institutions. The CEO's incentive bonus was determined based on the following factors for 1997. Net income for 1997 resulted in a return on average equity of 15.4% and a return on average assets of 1.43% for the year, each exceeding Pinnacle's profit plan and a significant increase over 1996. Pinnacle's common stock price increased 58% during the fiscal year. Also, from a financial perspective, Pinnacle continued its stock repurchase program which enhanced earnings per share and increased the dividend 6% in fiscal 1997. In addition to financial performance, the Compensation Committee also considered the following factors. Pinnacle's equity portfolio was expanded and increased significantly in value which will provide a meaningful component to future earnings. Expansion was undertaken through the development of two new banking centers. The acquisition completed in late 1996 was successfully integrated with projected cost savings realized. Marketing efforts continued to be enhanced, personnel was upgraded in a number of areas and nonperforming assets continued to show improvement. Incentive stock options amounting to 37,500 shares were awarded to the CEO to provide an opportunity for value on a longer term perspective with such potential for appreciation tied directly to shareholder value. At the date of the award, the CEO had no incentive stock options outstanding.

    While overall corporate performance is also considered in determining compensation for other executive officers, primary consideration is given to performance of the specific areas of responsibility of each of these individuals. These specific areas include corporate objectives regarding acquisitions, performance of banking subsidiaries, including the quality of assets, regulatory compliance, management of the securities portfolio and other specific responsibilities. The Committee took each of these factors into consideration in determining bonuses for each executive officer other than the CEO for the previous year.

    The Compensation Committee did award incentive stock options to certain executive officers during fiscal 1997 in order to continue to emphasize the importance of shareholder value.

    The above report is submitted by the Compensation Committee of the Board of Directors of Pinnacle:

                      Richard W. Burke, Chairman
                      William J. Finn, Jr.        James A. Maddock
                      Samuel M. Gilman            James J. McDonough
                      Albert Giusfredi            William C. Nickels
                      James L. Greene             John E. O'Neill
                      Donald G. King              James R. Phillip, Jr.

PERFORMANCE GRAPH

    The following graph provides a comparison of the total return among Pinnacle common stock, NASDAQ Stocks (U.S.) and NASDAQ Bank Stocks. The graph assumes that $100 was invested in each category on January 1, 1993. The Pinnacle index is based on the assumption that dividends received on Pinnacle common stock are reinvested into shares of Pinnacle common stock.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
               AMONG PINNACLE COMMON STOCK, NASDAQ STOCKS (U.S.)
                             AND NASDAQ BANK STOCKS

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

  INDEX     PINNACLE COMMON STOCK    NASDAQ STOCKS (U.S.)    NASDAQ BANK STOCKS
1/1/93                       100.0                   100.0                  100.0
12/31/93                     116.2                   114.8                  114.0
12/31/94                      98.5                   112.2                  113.6
12/31/95                     114.3                   158.7                  169.2
12/31/96                     105.2                   195.2                  223.7
12/31/97                     168.6                   239.6                  377.4

                  CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS
                   AND OTHER INFORMATION REGARDING MANAGEMENT

    Directors and officers of Pinnacle and its subsidiary banks are customers of the banks and have had transactions with such banks in the ordinary course of business and are expected to do so in the future. Such transactions have been and will continue to be on the same terms as those prevailing at the time for comparable transactions with other customers. Total loans outstanding to Directors and executive officers of Pinnacle and its subsidiary banks totalled $7,644,000 at December 31, 1997. These loans were made by the subsidiary banks in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. Management is of the opinion that these loans did not involve more than a normal risk of collectibility or other unfavorable features.

    Richard W. Burke, a Director and Secretary of Pinnacle, is Chairman and a Director of the law firm Burke, Warren, MacKay & Serritella, P.C. which provides legal services to Pinnacle and its subsidiary banks. Fees for these services totalled $268,000 in 1997.

    Section 16 of the Securities Exchange Act requires Pinnacle's directors, executive officers or beneficial owners of more than ten percent (10%) of any class of equity securities of Pinnacle ("Insiders") to file with the Securities and Exchange Commission and Pinnacle reports of ownership of Pinnacle securities. Based solely upon a review of reports furnished to Pinnacle by Insiders, all Section 16 reporting requirements were met by Insiders during 1997.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    Pinnacle's independent public accountants are Arthur Andersen, LLP. A representative of Arthur Andersen will be present at the Annual Meeting of Shareholders in order to respond to questions or to make any other statement which may be deemed appropriate.

                             SHAREHOLDER PROPOSALS

    Any shareholder proposal intended to be presented at the Annual Meeting in 1999 must be received by Pinnacle on or before November 17, 1998, for inclusion in Pinnacle's Proxy Statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, the Board of Directors know of no matters to be brought before the meeting other than the proposals herein enumerated. If, however, further business is presented by others, the proxy holders will act in accordance with their best judgment.

    YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. ALTHOUGH YOU MAY PLAN TO ATTEND THE MEETING, IT IS IMPORTANT THAT YOU EXECUTE, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE PRE-ADDRESSED, POST-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE MEETING; OR IF YOU DO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AT THAT TIME, IF YOU WISH.

                                            By Order of the Board of Directors

                                                  [/S/ RICHARD W. BURKE]

                                                     RICHARD W. BURKE
                                                        SECRETARY

March 18, 1998